SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) – November 23, 2009

Rotate Black, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-44315	75-3225181
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	file number)	Identification No.)

932 Spring Street
Petoskey, Michigan 49770
(Address of principal executive offices)

(231) 347-0777
Registrant’s telephone number

 (Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this report, the terms “we”, “us”, “our”, “our company” or “Rotate Black” refer to Rotate Black, Inc., a Nevada corporation.

SECTION 3:                                SECURITIES AND TRADING MARKETS

ITEM 3.02:                                Unregistered Sales of Equity Securities

On November 23, 2009, Rotate Black, Inc (the “Company”) entered into a Subscription Agreement (the “Agreement”) with one accredited investor, an individual previously known to the Company and a shareholder, (the “Subscriber”), pursuant to which the Company sold 2,000,000 shares of its common stock, par value $0.01 per share (the “Shares” at a purchase price of $.50 per share in a private placement (the “Placement”) for an aggregate purchase price of $1,000,000.  The Company intends to use the proceeds of the Placement for general working capital purposes.

The Shares were offered solely to “accredited investors” as defined in Regulation D promulgated under the Securities Act of 1933, as amended (the “Act”), in reliance on the exemptions from registration afforded by Section 4(2) of the Act and Rule 506 of Regulation D promulgated thereunder, as a transaction not involving a public offering, and in reliance on similar exemptions under applicable state laws.

Pursuant to the Agreement, the Company agreed to use “commercially reasonable efforts” to prepare and file a registration statement on the appropriate form, permitting the future resale by the Subscriber and to pursue same until declared effective as soon as reasonably practicable.

ITEM 9.01:                                                                               FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial statements of business acquired – Not required;
(b)	Pro forma financial information – Not required;
(c)	Shell Company Transactions – Not required;
(d)	Exhibits – None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROTATE BLACK, INC.

By /s/ John Paulsen
John Paulsen, Chief Executive Officer

Date:   December 1, 2009

EXHIBIT INDEX

Exhibit No.                                            Description of Exhibit

         None